Exhibit 99

NEWS

For Release June 26, 2003 at 2:00 p.m. PST:

WJ Communications Comments on Anticipated Second Quarter Revenues

San Jose, California June 26, 2003 - WJ Communications, Inc (NASDAQ-WJCI), a leading designer and supplier of high-performance RF semiconductors and multi-chip modules (MCM), today commented on anticipated revenues for its second quarter ended June 29, 2003.

Sales for the second quarter of 2003 are expected to be in the range of $5.2 to $5.4 million, which compares to $7.7 million for the immediately preceding quarter.

“We expect that the anticipated reduction in Q203 semiconductor sales is a temporary event and expect semiconductor IC sales in Q3 to resume growth relative to Q1 levels,” commented Michael Farese, Ph.D., Chief Executive Officer and President of WJ Communications.  “Our anticipated second quarter sales results will reflect several factors. Consistent with our prior expectations, we are completing the sale of our thin film business announced on December 10, 2002, leading to a significant decrease in sequential and year-over-year revenues in that product line.  Also, semiconductor sales especially through our distribution network were affected by overall softness in the wireless infrastructure market, particularly in Asia, where they were impacted by the outbreak of SARS and delays at a major telecom provider.  Additionally, the anticipated volume production start of several infrastructure OEM programs have been pushed back to the third quarter.”

“Our direct sales to customers including major OEMs remain solid and we expect to end the second quarter with strong total order backlog,” Dr. Farese added.  “Additionally, we will report continued new product introductions and a number of key design wins.  These factors reflect our improving positioning in the marketplace.  Moving forward, we believe that we will resume

401 River Oaks Parkway, San Jose, CA 95134 Phone: 800-WJ1-4401  Fax:  408-577-6621

semiconductor growth relative to Q103 levels as we increase sales from new product introductions and ship from our strong backlog.”

WJ Communications has $62.3 million in cash and short-term investments or $1.10 per share, as of March 30, 2003.  On April 2, 2003, the Company announced a $2 million stock repurchase program that remains effective.

Dr. Farese concluded, “We have strong balance sheet and expect to end Q203 with more cash than we had at the end of the first quarter, 2003.”

WJ Communications will host a conference call for analysts and investors to discuss its quarterly results and third quarter guidance at 5:00 p.m. ET on July 22, 2003. Open to the public, a live Web cast of the conference call will be accessible from the “Investor Relations” section of WJ Communications’ Web site (www.wj.com). Following the live Web cast, an archived version will be available on the WJ Communications Web site for 5 days.

About WJ Communications

WJ Communications Inc. is a leading RF semiconductor company focusing on the design and manufacture of high-quality devices and multi-chip modules (MCMs) for telecommunications systems worldwide.  WJ’s highly reliable amplifier, mixer, RF IC and MCM products are used to transmit and receive signals that enable current and next generation wireless and wireline services.  For more information visit www.wj.com or call (408) 577-6200.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition or results of operations.  These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs.  The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors including those described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on these forward-looking statements.  The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

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WJCI Contacts:

Chris Danne, Brinlea Johnson, Ph: 415-217-7722	Fred Krupica, Ph: 408-577-6261
the blueshirt group	Chief Financial Officer
Email: brinlea@blueshirtgroup.com	Email: fred.krupica@wj.com